UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 8-K/A


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 10, 2001


                              AdZone Research, Inc.
                              ---------------------
        (Exact name of small business issuer as specified in its charter)


Commission File Number: 0-28717

Delaware                                                88-0420405
----------------------                                  ------------------------
(State of incorporation)                                (IRS Employer ID Number)

                     211 Roanoke Avenue, Riverhead, NY 11901
                     ---------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (480) 444-2014
                                 --------------
                         (Registrant's telephone number)


                          Executive Help Services, Inc.
                          -----------------------------
                      8930 East Raintree Drive, Suite 100
                      -----------------------------------
                           Scottsdale, Arizona 85260
                           -------------------------
     (Former name, address, and fiscal year, if changed since last report)

Item 7 - Financial Statements
-----------------------------

In a Form 8-K filed on or about September 21, the Registrant announced the following:

     "The boards of directors of the Company and AdZone Interactive, Inc.("AdZone") have completed a business combination and the shareholders of both companies have approved the combination on August 10, 2001. The Company will acquire all of the issued and outstanding shares of AdZone in exchange for the issuance to AdZone's shareholders of 18 million shares of common stock of the Company.

     For the first thirty-six months following the approval of the shareholders, the board of the Company will consist of three members designated by AdZone stockholders (Charles Cardona, John Cardona, and Warren Hamburger, initially) and two designated by the Company's stockholders (Russell Ivy and Terry Neild, initially). Alan M. Smith, Secretary of the Company, has agreed to resign from his positions as officer and director effective as of the signing of the merger agreement between the parties.

     In conjunction with the merger, the name of the Company will be changed to AdZone Research, Inc.

     The audited financial statements will be filed separately within sixty (60) days from the submission of this form."

The required financial statements of AdZone Interactive, Inc. (a New York corporation and a development stage company) and the required proforma financial statements showing the effect of the August 20, 2001 acquisition transaction as if it had occurred as of the end of the previous fiscal year are presented herein, beginning on Page F-1.



                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               AdZone Research, Inc.


November    20   , 2001                        /s/ Charles A. Cardona, III
         --------                              ---------------------------
                                               Charles A. Cardona, III
                                               Chairman, Chief Executive Officer
                                               and Chief Accounting Officer

                            AdZone Interactive, Inc.
                          (a development stage company)

                                    CONTENTS


                                                                            Page

Report of Independent Certified Public Accountants                          F-2

Audited Financial Statements

   Balance Sheets
     as of March 31, 2001 and 2000                                          F-3

   Statements of Operations and Comprehensive Income for the year ended March
     31, 2001 and for the period from February 28, 2000 (date of inception)
       through March 31, 2000 and
     for the period from February 28, 2000 (date of inception)
       through March 31, 2001                                               F-4

   Statement of Changes in Stockholders' Equity
     for the period from February 28, 2000 (date of inception)
     through March 31, 2001                                                 F-5

   Statements of Cash Flows
     for the year ended March 31, 2001 and
     for the period from February 28, 2000 (date of inception)
       through March 31, 2000 and
     for the period from February 28, 2000 (date of inception)
       through March 31, 2001                                               F-6

   Notes to Financial Statements                                            F-7

ProForma Financial Statements

   Introduction to Proforma Consolidated Financial Information              F-11

   Proforma Consolidated Balance Sheet                                      F-12

   Proforma Consolidated Statement of Operations and Comprehensive Income   F-13

   Notes to Proforma Consolidated Financial Information                     F-14

S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Adzone Interactive, Inc.

We have audited the accompanying balance sheets of Adzone Interactive, Inc. (a New York corporation and a development stage company) as of March 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the year ended March 31, 2001 and for the period from February 28, 2000 (date of inception) through March 31, 2000 and for the period from February 28, 2000 (date of inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adzone Interactive, Inc. as of March 31, 2001 and 2000 and the results of operations and cash flows for the year ended March 31, 2001 and for the period from February 28, 2000 (date of inception) through March 31, 2000 and the period from February 28, 2000 (date of inception) through March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is in the development stage, has focused principally on the development of its proprietary software and has not focused efforts towards developing a mature revenue base. Accordingly, the Company is dependent on short-term loans from shareholders, officers and affiliates and/or additional private placements of equity securities to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note B. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                                             S. W. HATFIELD, CPA
Dallas, Texas
November 15, 2001



                     Use our past to assist your future(sm)

(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com
                                       F-2

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)
                                 BALANCE SHEETS
                             March 31, 2001 and 2000


                                                                                March 31,           March 31,
                                                                                2001                2000
                                                                                ----                ----
                                     ASSETS
Current Assets
   Cash on hand and in bank                                                     $       3,999       $   253,005
   Prepaid expenses                                                                    65,928            70,175
                                                                                       ------            ------
     Total current assets                                                              69,927           323,180
                                                                                       ------           -------

Property and Equipment - at cost                                                       60,252            26,848
   Accumulated depreciation                                                           (15,024)                -
                                                                                      --------       ----------
     Net property and equipment                                                        45,228            26,848
                                                                                       ------       -----------

Other Assets
   Security deposits and other                                                          2,190             1,800
                                                                                        -----      ------------

Total Assets                                                                    $     117,345       $   351,828
                                                                                =============       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Current maturities of Note payable                                           $       9,000       $         -
   Accounts payable - trade                                                           101,880                 -
   Advances from officers                                                              14,811                 -
   Accrued officer compensation                                                        47,999                 -
                                                                                       ------       -----------
     Total current liabilities                                                        173,690                 -
                                                                                      -------       -----------

Long-term Liabilities
   Note payable - long-term portion                                                    41,000                 -
                                                                                       ------       -----------

     Total Liabilities                                                                214,690                 -
                                                                                      -------       -----------

Commitments and contingencies

Shareholders' Equity
   Preferred stock - $0.001 par value
     25,000,000 shares authorized
     none issued and outstanding                                                            -                 -
   Common stock - $0.001 par value.
     75,000,000 shares authorized.
     28,018,665 and 25,000,000 shares issued and outstanding                           28,019            25,000
   Additional paid-in capital                                                       1,370,501           962,650
   Deficit accumulated during the development stage                                (1,495,865)          (35,822)
                                                                                   -----------       -----------
                                                                                      (97,345)          951,828
   Stock subscription receivable                                                            -          (600,000)
                                                                                   -----------         ---------
     Total Shareholders' Equity                                                       (97,345)          351,828
                                                                                      --------         ---------

Total Liabilities and Shareholders' Equity                                      $     117,345       $   351,828
                                                                                =============        ==========


   The accompanying notes are an integral part of these financial statements.
                                       F-3

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)
                STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                          Year ended March 31, 2001 and
                Period from February 28, 2000 (date of inception)
                 through March 31, 2000 and Period from February
               28, 2000 (date of inception) through March 31, 2001


                                                                                   Period from           Period from
                                                                                   February 28, 2000     February 28, 2000
                                                                                   (date of inception)   (date of inception)
                                                             Year ended            through               through
                                                             March 31, 2001        March 31, 2000        March 31, 2001
                                                             --------------        --------------        --------------

Revenues                                                     $     81,116          $          -          $     81,116
                                                              -----------           -----------           -----------

Production Expenses
   Salaries, wages and related expenses                           507,365                27,661               535,026
   Direct occupancy and operating expenses                        158,960                 2,249               161,209
   Depreciation                                                    12,843                     -                12,843
                                                                   ------           -----------                ------
     Total production expenses                                    679,168                29,910               709,078
                                                                  -------                ------               -------

Gross Profit                                                     (598,052)              (29,910)             (627,962)
                                                                 ---------              --------             ---------

Operating expenses
   Selling and marketing costs
     Salaries, wages and related expenses                         326,097                     -               326,097
     Direct occupancy and operating expenses                      288,123                 5,864               293,987
   General and administrative costs
     Officers compensation                                         77,999                     -                77,999
     Consulting and professional fees                             148,236                     -               148,236
     Other general and administrative costs                         1,977                    48                 2,025
   Depreciation                                                     6,206                     -                 6,206
                                                                    -----          ------------                 -----
       Total operating expenses                                   848,638                 5,912               854,550
                                                                  -------                 -----               -------

Loss from Operations                                           (1,446,690)              (35,822)           (1,482,512)

Other Income (Expense)
   Interest and other                                               4,338                     -                 4,338
   Interest expense                                                (1,875)                    -                (1,875)
   Loss on disposition of equipment                               (15,816)                    -               (15,816)
                                                                  -------           -----------               --------

Net Loss                                                       (1,460,043)              (35,822)           (1,495,865)

Other comprehensive income                                              -                     -                     -
                                                             ------------           -----------           -----------

Comprehensive Income                                         $ (1,460,043)         $    (35,822)         $ (1,495,865)
                                                             =============         =============         =============

Net loss per weighted-average share
   of common stock outstanding,
   computed on Net Loss - basic and fully diluted            $      (0.06)                   nil         $      (0.06)
                                                             =============                   ===         =============

Weighted-average number of shares
   of common stock outstanding -
   basic and fully diluted                                     25,668,329            23,273,810            25,307,592
                                                               ==========            ==========            ==========


   The accompanying notes are an integral part of these financial statements.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)
                             STATEMENT OF CHANGES IN
               SHAREHOLDERS' EQUITY Period from February 28, 2000
                   (date of inception) through March 31, 2001



                                                                                Deficit
                                                                                accumulated
                                                                Additional      in the         Stock
                                        Common Stock            paid-in         development    subscription
                                    Shares         Amount       capital         stage          receivable        Total
                                    ------         ------       -------         -----          ----------        -----
Initial capitalization
   February 28, 2000                       170     $      150   $           -   $           -  $        -        $        150
   Effect of September 10,
     2000 125,000 for 1
     forward stock split and
     change to $0.001 par value
      from no par value             21,249,830         21,100         (21,100)              -           -                   -

February 29, 2000 private
   placement of common stock                30      1,000,000               -               -    (600,000)            400,000
     Effect of September 10,
     2000 125,000 for 1
     forward stock split and
     change to $0.001 par value
     from no par value               3,749,970       (996,250)        996,250               -           -                   -
   Less costs of raising capital             -              -         (12,500)              -           -             (12,500)

Net loss for the period                      -              -               -         (35,822)          -             (35,822)
                                     ---------       --------         -------         --------   --------             --------

Balances at March 31,2000           25,000,000         25,000         962,650         (35,822)   (600,000)            351,828

Cash received on stock
   subscription receivable                   -              -               -               -     600,000             600,000

November 30, 2000 private
   placement of common stock           666,665            667         289,333               -           -             290,000
   Less costs and expenses
     of raising capital                      -              -        (188,500)              -           -            (188,500)

Common stock issued for:
   Costs and expenses of
     raising capital                   400,000            400         175,600               -           -             176,000
   Prepaid interest on loan            250,000            250          31,000               -           -              31,250
   Employee wages and bonuses        1,095,000          1,095          64,605               -           -              65,700
   Officer bonus                       500,000            500          29,500               -           -              30,000
   Professional services               107,000            107           6,313               -           -               6,420

Net loss for the year                        -              -               -      (1,460,043)          -          (1,460,043)
                                     ---------       --------         -------      -----------    -------          -----------

Balances at March 31, 2001          28,018,665     $   28,019   $   1,370,501   $  (1,495,865) $        -        $    (97,345)
                                    ==========     ==========   =============   ============== ==========        =============



   The accompanying notes are an integral part of these financial statements.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)
                             STATEMENT OF CASH FLOWS
                          Year ended March 31, 2001 and
                Period from February 28, 2000 (date of inception)
                 through March 31, 2000 and Period from February
               28, 2000 (date of inception) through March 31, 2001


                                                                                   Period from           Period from
                                                                                   February 28, 2000     February 28, 2000
                                                                                   (date of inception)   (date of inception)
                                                             Year ended            through               through
                                                             March 31, 2001        March 31, 2000        March 31, 2001
                                                             --------------        --------------        --------------
Cash Flows from Operating Activities
   Net loss for the period                                   $  (1,460,043)        $     (35,822)        $   (1,495,865)
   Adjustments to reconcile net loss to
     net cash provided by operating activities
       Depreciation and amortization                                19,049                     -                 19,049
       Loss on disposition of equipment                             15,816                     -                 15,816
       Common stock issued for
         Salaries, wages and bonuses                                95,700                     -                 95,700
         Professional fees                                           6,420                     -                  6,420
         Interest expense                                            1,875                     -                  1,875
       (Increase) Decrease in
         Deposits and other assets                                  31,232               (69,975)               (38,743)
       Increase (Decrease) in
         Accounts payable and accrued liabilities                  149,879                     -                149,879
                                                                   -------            ----------                -------

Net cash used in operating activities                           (1,140,072)             (105,797)            (1,245,869)
                                                                -----------             ---------            -----------

Cash Flows from Investing Activities
   Cash paid to purchase property and equipment                    (59,145)              (26,848)               (85,993)
   Cash received on disposition of equipment                         5,900                     -                  5,900
                                                                     -----          ------------                  -----

Net cash used in investing activities                              (53,245)              (26,848)               (80,093)
                                                                   --------              --------               --------

Cash Flows from Financing Activities
   Net cash activity cash on officer advances                       16,811                (2,000)                14,811
   Principal received from notes payable                            50,000                     -                 50,000
   Sale of common stock                                            890,000               400,150              1,290,150
   Cash paid for costs and expenses
     related to raising capital                                    (12,500)              (12,500)               (25,000)
                                                                   --------              --------               --------

Net cash provided by financing activities                          944,311               385,650              1,329,961
                                                                   -------               -------              ---------

Increase (Decrease) in Cash                                       (249,006)              253,005                  3,999

Cash at beginning of period                                        253,005                     -                      -
                                                                   -------            ----------         --------------

Cash at end of period                                        $       3,999         $     253,005         $        3,999
                                                             =============         =============         ==============


                                  - Continued -

   The accompanying notes are an integral part of these financial statements.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)
                       STATEMENT OF CASH FLOWS - CONTINUED
                          Year ended March 31, 2001 and
                Period from February 28, 2000 (date of inception)
                 through March 31, 2000 and Period from February
               28, 2000 (date of inception) through March 31, 2001


                                                                                   Period from           Period from
                                                                                   February 28, 2000     February 28, 2000
                                                                                   (date of inception)   (date of inception)
                                                             Year ended            through               through
                                                             March 31, 2001        March 31, 2000        March 31, 2001
                                                             --------------        --------------        --------------
Supplemental Disclosure of
   Interest and Income Taxes Paid
     Interest paid for the period                            $          -          $          -          $          -
                                                              ===========           ===========           ===========
     Income taxes paid for the period                        $          -          $          -          $          -
                                                              ===========           ===========           ===========

Supplemental Disclosure of Non-Cash
   Investing and Financing Activities
     Common stock issued for prepaid interest                $     31,250          $          -          $     31,250
                                                             ============          ============          ============



   The accompanying notes are an integral part of these financial statements.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Adzone Interactive, Inc. (Company) was originally incorporated as Web-AdNet.com. Inc. under the laws of the State of New York on February 28, 2000. The Company was formed to provide various market research statistics derived from information obtained from internet websites maintained by independent third parties worldwide.

On September 10, 2000, the Company filed a Certificate of Amendment of the Certificate of Incorporation to 1) change its corporate name to Adzone Interactive, Inc.; modify its capital structure from 1,000 shares of no par value common stock to 25,000,000 shares of $0.001 par value preferred stock and 75,000,000 shares of $0.001 par value common stock; and 3) to effect a 125,000 for 1 forward stock split of the issued and outstanding common stock at the date of the Amendment. The effect of these actions is reflected in the accompanying financial statements as of the first day of the first period presented.

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and originally elected a year-end of December 31. Concurrent with a business combination transaction in August 2001, the Company's Board of Directors changed the Company's year-end to March 31. The accompanying financial statements reflect the Company's year-end of March 31 as of the first day of the first period presented.

The Company's business plan has not been fully implemented and, accordingly, the Company has not fully commenced operations. The Company has had no substantial operations or substantial assets since inception and is considered to be in the development stage.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN UNCERTAINTY

The Company is in the development stage, has focused principally on the development of its proprietary software and has not focused efforts towards developing a mature revenue base.

Accordingly, the Company has been dependent on short-term loans from shareholders, officers and affiliates and/or additional private placements of equity securities to provide sufficient working capital to maintain the integrity of the corporate entity.

During August 2001, the Company entered into a business combination transaction with Adzone Research, Inc. (formerly Executive Help Services, Inc.), a publicly-owned Delaware corporation. Management is of the opinion that being a publicly-owned entity will enhance acceptance of the Company's products and, potentially, attract additional equity capital. Further, events which occurred on September 11, 2001, and subsequent thereto, have generated additional interest in the Company's internet research capabilities. Management is in negotiation for several significant contracts to provide research information for various private and public sector purposes.

Because of the Company's lack of operations, the Company's continuance is fully dependent either on future sales of equity securities and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE B - GOING CONCERN UNCERTAINTY - Continued

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Cash and cash equivalents
     -------------------------

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.   Accounts receivable and revenue recognition
     -------------------------------------------

     In the normal course of business, the Company periodically extends unsecured credit to repetitive customers which are located throughout the United States. Because of the credit risk involved, management will provide an allowance for doubtful accounts which will reflect its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

     Revenue  is   recognized   pro-rata   over  the  term  of  the   respective
     corresponding agreement to provide research services and information to the Company's customers.

3.   Property, plant and equipment
     -----------------------------

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets, generally 3 years for computer equipment and 5 to 7 years for other tangible equipment and office furniture and fixtures, using the straight-line method.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

4.   Organization costs
     ------------------

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

5.   Production, Research and development expenses
     ---------------------------------------------

     Costs associated with software production, research and development are charged to operations as incurred.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

6.   Advertising expenses
     --------------------

     Advertising and marketing expenses are charged to operations as incurred.

7.   Income taxes
     ------------

     The Company utilizes the asset and liability method of accounting for income taxes. At March 31, 2001 and 2000, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences.

     Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization. As of March 31, 2001 and 2000, the deferred tax asset is related solely to the Company's net operating loss carryforward and is fully reserved.

8.   Loss per share
     --------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of March 31, 2001 and 2000, respectively, the Company's outstanding stock options are deemed to be anti-dilutive due to the Company's net operating loss position.


NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2001 and 2000:


                                                       March 31, 2001    March 31, 2000   Estimated life
                                                       --------------    --------------   --------------
         Computer equipment                            $50,248           $26,848          3 years
         Office furniture and other equipment           10,004                 -          7 years
                                                        ------            ------
                                                        60,252            26,848
         Less accumulated depreciation                 (15,024)                -
                                                        ------           -------

         Net property and equipment                    $45,228           $26,848
                                                        ------            ------

Depreciation expense for the year ended March 31, 2001 and the period from February 28, 2000 (date of inception) through March 31, 2000 was $19,049 and $-0-, respectively.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE F - NOTE PAYABLE


                                                                                       March 31,         March 31,
                                                                                       2001              2000
$50,000 installment note payable to an individual. Interest imputed at 15.0% and paid in advance with the issuance of 250,000 shares of restricted, unregistered common stock to the lender. Payable in monthly installments of
   $1,000 commencing September 1, 2001 and each successive month until
   paid in full.  Unsecured.                                                           $50,000           $         -
                                                                                        ======            ==========


NOTE G - ADVANCES FROM OFFICERS

The Company's officers have advanced various monies to the Company under formal unsecured note documents bearing interest at 10.0%. The advances are repayable in aggregate monthly amounts of approximately $370. Due to the nature of the debt and irregular payment history, these advances are classified as "current" in the accompanying financial statements.


NOTE H - OFFICER COMPENSATION

On February 9, 2001, the Company entered into an employment agreement with an individual to serve as the Company's President and Chief Operating Officer. The agreement covers the term from February 9, 2001 through December 31, 2002. The agreement requires annual compensation payments of $141,000 for the period from execution through December 31, 2001 and $156,000 for Calendar 2002. This agreement also provides for quarterly qualitative bonuses of $15,000 in cash; a second year-end qualitative bonus of $25,000 and a profitability bonus (based on the Company achieving profitable operations) of $100,000 cash and 250,000 shares of restricted, unregistered common stock. Further, the individual received a signing bonus of 250,000 shares of restricted, unregistered common stock upon execution of this agreement and will receive 100,000 shares of restricted, unregistered common stock at December 31, 2001 and 2002, respectively. This individual will also receive a commission on all self-generated sales equal to 10.0% of the gross billings.

On January 29, 2001, the Company entered into an employment agreement with an individual to serve as the Company's Chief Executive Officer. The agreement covers the term from January 29, 2001 through December 31, 2002. The agreement requires annual compensation payments of 141,000 for the period from execution through December 31, 2001 and $156,000 for Calendar 2002. Further, the individual received a signing bonus of 250,000 shares of restricted, unregistered common stock upon execution of the agreement and will receive 100,000 shares of restricted, unregistered common stock at December 31, 2001 and 2002, respectively. This individual will also receive a commission of all self-generated sales equal to 10.0% of the gross billings.

In the event that the Company is unable to fund weekly scheduled payroll checks, the Company is obligated to pay a penalty equal to three (3) times the weekly gross earnings in restricted, unregistered common stock valued at $0.05 per share. All unpaid compensation will remain as an accrued obligation of the Company.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE H - OFFICER COMPENSATION - Continued

As of March 31, 2001 and 2000, total cumulative amounts unpaid under these agreements are as follows:

                                                                                March 31,         March 31,
                                                                                2001              2000
                                                                                ----              ----
         Officer compensation                                                   $47,999           $         -
                                                                                ======            ===========

Future amounts due under the employment agreements are as follows:

                                                                                Year ending
                                                                                March 31,         Amount
                                                                                ---------         ------
                                                                                2002              $ 312,003
                                                                                2003                234,000
                                                                                                    -------

                                                                                Totals            $ 546,003
                                                                                                  =========

NOTE I - INCOME TAXES

The components of income tax (benefit) expense for the year ended March 31, 2001, the period from February 28, 2000 (date of inception) through March 31, 2000 and the period from February 28, 2000 (date of inception) through March 31, 2001, respectively, are as follows:


                                                                         Period from           Period from
                                                                         February 28, 2000     February 28, 2000
                                                                         (date of inception)   (date of inception)
                                                      Year ended         through               through
                                                      March 31, 2001     March 31, 2000        March 31, 2001
                                                      --------------     --------------        --------------
       Federal:
         Current                                      $            -     $            -        $            -
         Deferred                                                  -                  -                     -
                                                      --------------     --------------        --------------
                                                                   -                  -                     -
                                                      --------------     --------------        --------------
       State:
         Current                                                   -                  -                     -
         Deferred                                                  -                  -                     -
                                                      --------------     --------------        --------------
                                                                   -                  -                     -
                                                      --------------     --------------        --------------

       Totals                                         $            -     $            -        $            -
                                                      ==============     ==============        ==============


As of March 31, 2001, the Company has a net operating loss carryforward of approximately $1,496,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2020. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE I - INCOME TAXES - Continued

The Company's income tax expense for the year ended March 31, 2001, the period from February 28, 2000 (date of inception) through March 31, 2000 and the period from February 28, 2000 (date of inception) through March 31, 2001, respectively, are as follows:

                                                                         Period from           Period from
                                                                         February 28, 2000     February 28, 2000
                                                                         (date of inception)   (date of inception)
                                                      Year ended         through               through
                                                      March 31, 2001     March 31, 2000        March 31, 2001
                                                      --------------     --------------        --------------
Statutory rate applied to loss before income taxes    $     (496,415)    $      (12,180)       $     (508,595)
Increase (decrease) in income taxes resulting from:
    State income taxes                                             -                  -                     -
    Other, including reserve for deferred tax asset          496,415             12,180               508,595
                                                             -------             ------               -------

      Income tax expense                              $            -     $            -        $            -
                                                      ==============     ==============        ==============


Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of March 31, 2001 and 2000:


                                                                                March 31, 2001        March 31, 2000
                                                                                --------------        --------------
Deferred tax assets
   Net operating loss carryforwards                                             $   508,600           $   12,200
   Less valuation allowance                                                        (508,600)             (12,200)
                                                                                    -------               ------

     Net Deferred Tax Asset                                                     $         -           $        -
                                                                                ===========           ==========

During the year ended March 31, 2001 and during the period from February 28, 2000 (date of inception) through March 31, 2000, the reserve for the deferred current tax asset increased by approximately $496,400 and $12,200, respectively.


NOTE J - COMMON STOCK TRANSACTIONS

On September 10, 2000, the Company filed a Certificate of Amendment of the Certificate of Incorporation to 1) change its corporate name to Adzone Interactive, Inc.; 2) modify its capital structure to allow the issuance of up to 25,000,000 shares of $0.001 par value preferred stock and 75,000,000 shares of $0.001 par value common stock from the originally authorized amount of 1,000 shares of no par value common stock; and 3) to effect a 125,000 for 1 forward stock split of the issued and outstanding common stock at the date of the Amendment. The effect of these actions is reflected in the accompanying financial statements as of the first day of the first period presented.

At the February 28, 2000 incorporation, the Company issued 170 shares of restricted, unregistered pre-split shares of no par value common stock (21,250,000 post-split shares of $0.001 par value common stock) to its founders for cash proceeds of $150.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE J - COMMON STOCK TRANSACTIONS - Continued

On February 29, 2000, the Company executed an agreement to issue 30 shares of restricted, unregistered pre-split shares of no par value common stock (3,750,000 post-split shares of $0.001 par value common stock) to an unrelated investment group for gross proceeds of $1,000,000. Of the subscribed amount, $400,000 was received prior to March 31, 2000 and the balance was received during the year ended March 31, 2001. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

On November 30, 2000, the Company issued 666,665 post-split shares of restricted, unregistered $0.001 par value common stock to an existing shareholder investment group for gross proceeds of $290,000. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

Effective November 30, 2000, the Company issued an aggregate 400,000 post-split shares of restricted, unregistered $0.001 par value common stock to various individuals and shareholder investment group participants for commissions, placement fees and reimbursement of out-of-pocket expenses related to the placement of both the $1,000,000 and $290,000 issuances of the Company's common stock. These transactions were valued at $0.44 per share, which is equivalent to the cash price of the 666,665 shares issued on the same date. These costs were charged against additional paid-in capital as a cost of obtaining capital in the accompanying financial statements.

On January 1, 2001, concurrent with the execution of a $50,000 note payable of the same date, the Company issued 250,000 post-split shares of restricted, unregistered common stock as prepayment of interest on the note. The note contains no language related to an interest rate other than the issuance of the 250,000 shares. Due to the Company's financial condition at the note date, the Company utilized an imputed "high risk" interest rate of 15.0% for valuation purposes of the 250,000 shares issued. Accordingly, this transaction was valued at approximately $31,250 and is being amortized against operations, using the straight-line method, over the respective repayment term of the note.

On January 31, 2001, the Company issued an aggregate 1,095,000 post-split shares of restricted, unregistered $0.001 par value common stock to furloughed employees concurrent with their termination as performance bonuses. These transactions were valued at $0.06 per share, or approximately $65,700, which approximates the estimated fair value of the Company's common stock, which was unpriced and unlisted as of the transaction date. Subsequent to March 31, 2001, the Company began entering into various security transactions for cash at $0.06 per share.

On March 31, 2001, the Company issued an aggregate 500,000 post-split shares of restricted, unregistered $0.001 par value common stock to its officers in satisfaction of signing bonus commitments specified in separate employment agreements executed on January 29, 2001 and February 9, 2001, respectively. These transactions were valued at $0.06 per share, or approximately $30,000, which approximates the estimated fair value of the Company's common stock, which was unpriced and unlisted as of the transaction date. Subsequent to March 31, 2001, the Company began entering into various security transactions for cash at $0.06 per share.

On March 31, 2001, the Company issued an aggregate 107,000 post-split shares of restricted, unregistered $0.001 par value common stock to various professionals providing legal and accounting services to the Company. These transactions were valued at $0.06 per share, or approximately $6,420, which approximates both the estimated fair value of the Company's common stock, which was unpriced and unlisted as of the transaction date and the value of the services provided by the unrelated parties to the Company. Subsequent to March 31, 2001, the Company began entering into various security transactions for cash at $0.06 per share.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE K - STOCK OPTIONS

On January 29, 2001, as a component of an employment agreement with the Company's Chief Executive Officer, the Company granted options to purchase up to 1,000,000 shares of common stock at a price of $0.10 per share. The options vested immediately upon execution of the employment agreement and expire five
(5) years from the agreement execution date.

On February 9, 2001, as a component of an employment agreement with the Company's President and Chief Operating Officer, the Company granted options to purchase up to 1,000,000 shares of common stock at a price of $0.10 per share. The options vested immediately upon execution of the employment agreement and expire five (5) years from the agreement execution date.

There were no exercise of any options during the year ended March 31, 2001. The following table summarizes all options granted from January 29, 2001 to March 31, 2001.


                             Options        Options           Options           Options          Exercise price
                             granted        exercised         terminated        outstanding      per share
                             -------        ---------         ----------        -----------      ---------
     CEO options             1,000,000           -                 -            1,000,000        $ 0.10
     COO options             1,000,000           -                 -            1,000,000        $ 0.10
                             ---------      ------            ------            ---------

     Totals                  2,000,000           -                 -            2,000,000
                             =========      ======            ======            =========

The weighted average exercise price of all issued and outstanding options at March 31, 2001 is approximately $0.10.

Had compensation cost for options granted been determined based on the fair values at the grant dates, as prescribed by Statement of Financial Accounting Standards No. 123, the Company's net loss and net loss per share would not have changed significantly as the exercise price of the options was relatively equivalent to the estimated fair value of the underlying shares at the grant date.

The calculations to estimate the fair value of the options were made using the Black-Scholes pricing model which required making significant assumptions. These assumptions include the expected life of the options, which was determined to be one year, the expected volatility, which was based on management's estimates as there was no quoted or listed price on the Company's equity securities, the expected dividends, determined to be zero based on past performance, and the risk free interest rate, which was estimated using the bond equivalent yield of 6.0% at March 31, 2001.


NOTE L - COMMITMENTS AND CONTINGENCIES

The Company conducts its administrative, development and marketing operations in leased facilities. All operations are currently conducted in Riverhead, New York on a month-to-month lease at $1,800 per month. In May 2000, the Company executed a long-term operating lease for a marketing office in the Empire State Building in New York City. This office was closed prior to March 2001. This lease is for a term of five (5) years. The scheduled annual rental amount is approximately $65,145 for the period from May 1, 2000 through December 31, 2001; approximately $68,175 for the period from January 1, 2002 through August 31, 2003; and approximately $71,205 for the period from September 1, 2003 through April 30, 2005. Additionally, the Company is responsible for the pro-rata increases in ad valorem taxes, utilities, insurance and common area operating costs over the base year expenses as defined in the lease agreement.

                            ADZONE INTERACTIVE, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE L - COMMITMENTS AND CONTINGENCIES - Continued

In the event of early termination of the lease, the Company is responsible for supplemental amounts between the occupancy period using the effective annual rental yield of approximately $68,175 and the amounts actually paid by the Company. The Company has undertaken efforts to either negotiate a settlement of the abandoned lease or sublet the facilities, subject to landlord approval, for the unexpired lease term.

Future minimum fixed rental payments, including Fiscal 2001 billed escalations, are as follows:

                                                   Year ended
                                                   March 31,     Amount
                                                   ---------     ------
                                                   2002          $  74,436
                                                   2003             74,436
                                                   2004             74,436
                                                   2005             74,436
                                                   2006              6,203
                                                                     -----

                                                   Total         $ 303,947
                                                                 =========

                              ADZONE RESEARCH, INC.
                    (formerly Executive Help Services, Inc.)

           INTRODUCTION TO PROFORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (Unaudited)


On August 10, 2001, the Company executed an Agreement and Plan of Share Exchange with Adzone Interactive, Inc. (a privately-owned New York corporation) (Adzone) whereby the Company exchanged 18,000,000 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Adzone and effected a merger of the two entities with the Company being the surviving legal entity. Concurrent with this transaction, the Company changed its corporate name to AdZone Research, Inc.

The Proforma Consolidated Balance Sheet as of March 31, 2001 and the Proforma Consolidated Statement of Operations and Comprehensive Income for the period ended March 31, 2001 present the consolidated results of continuing operations of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and Adzone Interactive, Inc. (a New York corporation).

The reverse merger of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and Adzone Interactive, Inc. (a New York corporation) effected a change in control and was accounted for as a "reverse acquisition" whereby Adzone Interactive, Inc. is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to August 10, 2001, the financial statements of the Company reflect the historical financial statements of Adzone Interactive, Inc. from its inception on February 28, 2000 and the operations of AdZone Research, Inc. (formerly Executive Help Services, Inc.) subsequent to the August 10, 2001 transaction date.

These proforma statements include all material adjustments necessary to present proforma historical results of the above described transaction. The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma information has been prepared by AdZone Research, Inc. (a Delaware corporation) and all calculations have been made by the Company based on assumptions deemed appropriate in the circumstances by the Company. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Financial Information.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and the historical Financial Statements and Notes thereto of Adzone Interactive, Inc. (a New York corporation).

                              AdZone Research, Inc.
                    (formerly Executive Help Services, Inc.)
                          (a development stage company)
                             Proforma Balance Sheets
                                 March 31, 2001

                                                    Executive
                                                    Help              Adzone
                                                    Services,         Interactive      Proforma
                                                    Inc.              Inc.             Adjustments       Proforma
                                                    ----              ----             -----------       --------
                                     ASSETS
Current Assets
   Cash on hand and in bank                         $         43      $       3,999    $       (43)      $       3,999
   Prepaid expenses                                            -             65,928              -              65,928
                                                    ------------             ------      ---------              ------
     Total current assets                                     43             69,927            (43)             69,927
                                                    ------------             ------      ---------              ------

Property and Equipment - at cost                               -             60,252               -             60,252
   Accumulated depreciation                                    -            (15,024)              -            (15,024)
                                                    ------------         ----------      ----------            -------
     Net property and equipment                                -             45,228               -             45,228
                                                    ------------         ----------      ----------            -------

Other Assets
   Security deposits and other                                 -              2,190               -              2,190
                                                    ------------              -----      ----------              -----

Total Assets                                        $         43      $   117,345      $        (43)     $     117,345
                                                    ============       ==========       ===========      =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current maturities of Note payable               $          -      $     9,000      $          -      $       9,000
   Accounts payable - trade                                    -          101,880                 -            101,880
   Advances from officers                                      -           14,811                 -             14,881
   Accrued officer compensation                                -           47,999                 -             47,999
                                                    ------------           ------      ------------             ------
     Total current liabilities                                 -          173,690                 -            173,690
                                                    ------------          -------      ------------            -------

Long-term Liabilities
   Note payable - long-term portion                            -           41,000                 -             41,000
                                                    ------------           ------      ------------             ------

     Total Liabilities                                         -          214,690                 -            214,690
                                                    ------------          -------      ------------            -------

Commitments and contingencies

Shareholders' Equity Preferred stock - $0.001 par value.
     None issued and outstanding                               -                -                 -                -
   Common stock - $0.001 par value.
     5,846,000 issued and outstanding                      5,846                             (5,846)
     23,846,000 post combination                                                             23,846             23,846
     28,018,665 issued and outstanding                                     28,019           (28,019)
   Additional paid-in capital                            117,844        1,370,501          (113,671)         1,374,674
   Deficit accumulated during
     the development stage                              (123,647)      (1,495,865)          123,647         (1,495,865)
                                                        ---------      -----------          -------         -----------
     Total Shareholders' Equity                               43          (97,345)              (43)           (97,345)
                                                              --          --------              ----           --------

Total Liabilities and
   Shareholders' Equity                             $         43      $   117,345      $       (43)      $   117,345
                                                     ===========       ==========       ==========        ==========


                              AdZone Research, Inc.
                    (formerly Executive Help Services, Inc.)
                          (a development stage company)
            Proforma Statement of Operations and Comprehensive income
                            Year ended March 31, 2001

                                                    Executive
                                                    Help              Adzone
                                                    Services,         Interactive      Proforma
                                                    Inc.              Inc.             Adjustments       Proforma
                                                    ----              ----             -----------       --------

Revenues                                            $          -      $     81,116     $          -      $     81,116

Production Expenses                                            -           679,168                -           679,168
                                                    ------------           -------     ------------           -------

Gross Profit                                                   -          (598,052)               -          (598,052)
                                                    ------------          ---------    ------------          ---------

Operating expenses
   Selling and marketing costs                                 -           614,220                -           614,220
   General and administrative costs
     Officers compensation                                     -            77,999                -            77,999
     Consulting and professional fees                    113,690           148,236         (113,690)          148,236
     Other general and administrative costs                  285             1,977             (285)            1,977
   Depreciation                                                -             6,206                -             6,206
                                                    ------------      ------------     ------------      ------------
       Total operating expenses                          113,975           848,638         (113,975)          848,638
                                                         -------           -------         ---------          -------

Loss from Operations                                    (113,975)       (1,446,690)        (113,975)       (1,446,690)

Other Income (Expense)
   Interest and other                                          -             4,338                -             4,338
   Interest expense                                            -            (1,875)               -            (1,875)
   Loss on disposition of equipment                            -           (15,816)               -           (15,816)
                                                    -------------          --------      ----------           --------

Net Loss                                                (113,975)       (1,460,043)        (113,975)       (1,460,043)

Other comprehensive income                                     -                 -                -                 -
                                                    ------------        ----------     ------------      ------------

Comprehensive Income                                $   (113,975)     $ (1,460,043)    $   (113,975)     $ (1,460,043)
                                                    =============     =============    =============     =============

Net loss per weighted-average
   share of common stock outstanding,
   computed on Net Loss - basic and
   fully diluted                                             nil      $      (0.08)                      $      (0.06)
                                                             ===      =============                      =============

Weighted-average number of shares
   of common stock outstanding -
   basic and fully diluted                             5,448,740        18,000,000                         23,448,740
                                                       =========        ==========                         ==========


                              AdZone Research, Inc.
                    (formerly Executive Help Services, Inc.)
                          (a development stage company)
                             Proforma Balance Sheets
                               September 30, 2001

                                                    Executive
                                                    Help              Adzone
                                                    Services,         Interactive      Proforma
                                                    Inc.              Inc.             Adjustments       Proforma
                                                    ----              ----             -----------       --------
                                     ASSETS
Current Assets
   Cash on hand and in bank                         $            -    $          -     $            -    $          -
   Accounts receivable - trade                                   -             890                  -             890
   Prepaid expenses                                              -          28,188                  -          28,188
                                                    --------------     -----------      -------------     -----------
     Total current assets                                        -          29,078                  -          29,078
                                                    --------------     -----------      -------------     -----------

Property and Equipment - at cost                                 -          60,252                  -          60,252
   Accumulated depreciation                                      -         (23,678)                 -         (23,678)
                                                    --------------     -----------      -------------     ------------
     Net property and equipment                                  -          36,574                  -          36,574
                                                    --------------     -----------      -------------     -----------

Other Assets
   Security deposits and other                                   -           2,190                  -           2,190
                                                    --------------     -----------     --------------     -----------

Total Assets                                        $            -    $     67,842     $            -    $     67,842
                                                     =============     ===========      =============     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Cash overdraft                                   $            -    $        529     $            -    $        529
   Note payable                                                  -          50,000                  -          50,000
   Accounts payable - trade                                      -         107,419                  -         107,419
   Advances from officers                                        -          20,573                  -          20,573
   Accrued officer compensation                                  -         203,718                  -         203,718
                                                     -------------      ----------       ------------      ----------
     Total Liabilities                                           -         382,239                  -         382,239
                                                     -------------      ----------       ------------      ----------

Commitments and contingencies

Shareholders' Equity Preferred stock - $0.001 par value.
     None issued and outstanding                                 -               -                  -               -
   Common stock - $0.001 par value.
     5,346,000 issued and outstanding                        5,346                             (5,346)
     18,460,000 issued and outstanding                                      18,460            (18,460)
     23,806,000 post combination                                                               23,806          23,806
   Additional paid-in capital                              118,344       1,408,660           (123,690)      1,403,314
   Deficit accumulated during
     the development stage                                (123,690)     (1,741,517)           123,690      (1,741,517)
                                                          ---------     -----------           -------      -----------
     Total Shareholders' Equity                                  -        (314,397)                 -        (314,397)
                                                          ---------       ---------           --------       ---------

Total Liabilities and
   Shareholders' Equity                             $            -    $     67,842     $          (43)   $     67,842
                                                     =============     ===========      =============    ============


                              AdZone Research, Inc.
                    (formerly Executive Help Services, Inc.)
                          (a development stage company)
            Proforma Statement of Operations and Comprehensive income
                       Six months ended September 30, 2001

                                                    Executive
                                                    Help              Adzone
                                                    Services,         Interactive      Proforma
                                                    Inc.              Inc.             Adjustments       Proforma
                                                    ----              ----             -----------       --------

Revenues                                            $             -   $        6,347   $          -      $    6,347

Production Expenses                                               -           38,342              -          38,342
                                                               ----           ------           ----          ------

Gross Profit                                                      -          (31,995)             -         (31,995)
                                                               ----          ---------         ----         --------
Operating expenses
   Selling and marketing costs                                    -           42,864              -          42,864
   General and administrative costs
     Officers compensation                                        -          155,718              -         155,718
     Other general and administrative costs                      43            7,391            (43)          7,391
   Depreciation                                                   -            1,570              -           1,570
                                                               ----            -----           ----           -----
       Total operating expenses                                  43          207,543            (43)        207,543
                                                                 --          -------             --         -------

Loss from Operations                                            (43)        (239,538)           (43)       (239,538)

Other Income (Expense)
   Interest expense                                               -           (6,114)             -          (6,114)
                                                               ----           -------          ----          -------

Net Loss                                                        (43)        (245,652)           (43)       (245,652)

Other comprehensive income                                        -                -              -               -
                                                               ----          -------           ----        --------

Comprehensive Income                                $           (43)  $     (245,652)  $        (43)     $ (245,652)
                                                    ================  ===============  =============     ===========

Net loss per weighted-average
   share of common stock outstanding,
   computed on Net Loss - basic and
   fully diluted                                                nil   $        (0.01)                    $    (0.01)
                                                                ===             ====                           ====

Weighted-average number of shares
   of common stock outstanding -
   basic and fully diluted                                5,346,000       18,460,000                     23,806,000
                                                          =========       ==========                     ==========



                              ADZONE RESEARCH, INC.
                    (formerly Executive Help Services, Inc.)

              NOTES TO PROFORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (Unaudited)


The Proforma Consolidated Balance Sheet as of March 31, 2001 and September 30, 2001 and the Proforma Consolidated Statement of Operations and Comprehensive Income for the year ended March 31, 2001 and for the six months ended September 30, 2001 present the consolidated results of continuing operations of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and Adzone Interactive, Inc. (a New York corporation).

The reverse merger of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and Adzone Interactive, Inc. (a New York corporation) effected a change in control and was accounted for as a "reverse acquisition" whereby Adzone Interactive, Inc. is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to August 10, 2001, the financial statements of the Company reflect the historical financial statements of Adzone Interactive, Inc. from its inception on February 28, 2000 and the operations of AdZone Research, Inc. (formerly Executive Help Services, Inc.) subsequent to the August 10, 2001 transaction date.

The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) and the historical Financial Statements and Notes thereto of and Adzone Interactive, Inc. (a New York corporation).

The  Proforma  Adjustment  depicted  on  the  Proforma  Consolidated   Financial
Information is described below:

     (8) The issuance of 18,000,000 shares of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation) restricted, unregistered common stock to the shareholders of Adzone Interactive, Inc. (a New York corporation) in exchange for 100.0% of the issued and outstanding common stock of Adzone Interactive, Inc. (a New York corporation), pursuant to an Agreement and Plan of Share Exchange completed August 10, 2001.

     (9) Elimination of all pre-merger activity of AdZone Research, Inc. (formerly Executive Help Services, Inc.) (a Delaware corporation).

The unaudited equity information presented for AdZone Interactive, Inc. (a New York corporation) as of September 30, 2001 also reflects the following transactions, which occurred in August 2001, either concurrent with the August 10, 2001 "reverse acquisition" transaction or immediately subsequent thereto:

     (1) Issuance of 360,000 shares of restricted, unregistered common stock to various existing shareholders on August 10, 2001 in exchange for working capital advances totaling approximately $21,600 (or $0.06 per share) made in anticipation of the August 10, 2001 business combination transaction and as a condition of funding of the related working capital advances.

     (2) Sale of 100,000 shares of restricted, unregistered common stock to an unrelated third party on August 22, 2001 for gross proceeds of $7,000 ($0.07 per share) pursuant to a private placement agreement.